SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: AUGUST 15, 2002

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue, Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

ITEM 9.   REGULATION FD DISCLOSURE.

          On August 15, 2002, Moody's Investors Services (“Moody's”) downgraded the long-term senior unsecured debt rating of Tribune Company from A2 to A3 and its subordinated debt rating from A3 to Baa1. In addition, Tribune's short-term debt rating has been lowered from P-1 to P-2. Moody's indicated that Tribune Company's debt ratings outlook is stable. Tribune does not expect this downgrade to have a material impact on its borrowing costs or ability to obtain financing in the future.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: August 16, 2002	/s/ Crane H. Kenney Crane H. Kenney Senior Vice President, General Counsel and Secretary